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               BROCK, FENSTERSTOCK, SILVERSTEIN, MCAULIFFE & WADE, LLC
                                 One Citicorp Center
                           153 East 53rd Street, 56th Floor
                               New York, New York 10022
                                    (212) 371-2000
                                 Fax: (212) 371-5500

                                                 March 14, 1997

Radyne Corp.
5225 South 37th Street
Phoenix, Arizona 85040

Ladies and Gentlemen:

     We have acted as special counsel to Radyne Corp. (the "Company"), a New York corporation, in connection with the preparation and filing of the Company's Registration Statement on Form S-1 (Registration No. 333-18811) (the "Registration Statement") under the Securities Act of 1933, as amended, relating to the proposed offering by the Company of up to 2,255,833 shares of its common stock and the proposed offering by certain selling shareholders of up to 30,000 shares of the Company's common stock.

     We have made such investigation and examined such documents and records (including certificates of certain public officials and certificates furnished by officers of the Company) as we have deemed necessary, and on that basis we are of the following opinion:

     1. The shares of the Company's common stock to be offered by the Company to the public pursuant to the Registration Statement have been duly authorized and, when issued and paid for in the manner described in the Registration Statement, will be validly issued and fully paid and nonassessable (subject to Section 630 of the New York Business Corporation
Law).

     2. The shares of the Company's common stock to be offered by certain selling shareholders to the public pursuant to the Registration Statement have been duly authorized and are validly issued and fully paid and nonassessable (subject to Section 630 of the New York Business Corporation
Law).

     We consent to the use of our name under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement and to the use of this opinion for filing as exhibit 5.1 to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                   Very truly yours,



                                   Brock, Fensterstock, Silverstein,
                                    McAuliffe & Wade, LLC